USF&G Corporation
Exhibit 23 - Consent of Independent Auditors

USF&G Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of USF&G Corporation of our report dated February 11, 1994, included in the 1993 Annual Report to Shareholders of USF&G Corporation.

Our audits also included the financial statement schedules of USF&G Corporation listed in item 14(a).
These schedules are the responsibility of the Corporations's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference into Registration Statements Number 33-20449, 33-9405,
33-33271, 33-21132, 33-50825 and 33-51859 on Form S-3,
and Number 2-61626, 2-72026, 2-98232, 33-16111,
33-35095, 33-38113, 33-43132, 33-45664, 33-45665 and
33-61965 on Form S-8 of USF&G Corporation, of our report dated February 11, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of USF&G Corporation.




Baltimore, Maryland
March 30, 1994